No.                                                                   EXHIBIT 3

                       THE COMPANIES ACTS 1985 and 1989
                          ---------------------------

                      A PRIVATE COMPANY LIMITED BY SHARES
                          --------------------------

                            ARTICLES OF ASSOCIATION

                                    - OF -

                    FRIEDLAND FINANCE (NUMBER ONE) LIMITED

                      (INCORPORATED ON  24 SEPTEMBER 2001)

                          --------------------------

PRELIMINARY

1

1.1 These Articles shall be the Articles of Association of the Company. Neither the Regulations contained in Table A in the Schedule to the Companies (Tables A to F) Regulations 1985, nor any other regulation or article prescribed by or pursuant to any statute concerning companies shall apply to the Company.

1.2       In these Articles:

          "Act" means the Companies Act 1985 including any statutory modification or re-enactment thereof for the time being in force.

          "Affiliate" means, in respect of any Person, any Person that, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purposes of this definition, "control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise, and in any event without limitation to the foregoing, any Person owning 20% or more of the voting rights of another Person, whether or not exercisable, shall be deemed to control that Person.

          "Auditors" means the auditors for the time being of the Company.

          "Articles" means these Articles of Association as altered from time to time by Special Resolution of the Company and "Article" shall be construed accordingly.

          "Board" means the Directors or any of them acting as the Board of Directors of the Company.

          "clear days" in relation to the period of a notice means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

          "communication" shall have the same meaning as in the Electronic Communications Act 2000.

          "electronic communications" shall have the same meaning as in the Electronic Communications Act 2000.


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          "Exchangeable Note" means the exchangeable note 2005 to be issued by the Company on the date of the adoption of these Articles.

          "executed" includes any mode of execution.

          "Expert" means an independent investment bank of international repute (other than any such investment bank that is an agent or affiliate of Vivendi Universal S.A.)

          "holder" in relation to shares means the member whose name is entered in the register of members as the holder of the shares.

          "office" means the registered office for the time being of the Company.

          "Person" means any natural person, company, general partnership, limited partnership, limited liability partnership, proprietorship, other business organisation, trust, union or association.

          "secretary" means the secretary of the Company or any other person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

          "United Kingdom" means the United Kingdom of Great Britain and Northern Ireland.

          Unless the context otherwise requires, words or expressions contained in these Articles bear the same meaning as in the Act but excluding any statutory modification thereof not in force when these Articles become binding on the Company.

1.3 The Company is a private company as defined in Section 1 of the Act and accordingly any offer to the public (whether for cash or otherwise) of any shares in or debentures of the Company or any allotment of or agreement to allot (whether for cash or otherwise) any shares in or debentures of the Company with a view to all or any of these shares or debentures being offered for sale to the public shall be prohibited.

SHARE CAPITAL AND SPECIAL RIGHTS

2 The share capital of the Company at the date of the adoption of these Articles is L100,000,001,001 divided into 1,000 Ordinary Shares of L1.00 each, 1 A Share of L1 each and 100,000,000 B Shares of L1000 each.

2.1 The A Share shall entitle the holder thereof to the following rights (subject to the following restrictions):

(a) As regards dividends, the holder of the A Shares shall not be entitled to any dividend or other distribution in respect of its holding of such A Share;

(b) As regards capital, on a return of assets on a liquidation, reduction of capital or otherwise, the holder of the A Share shall be entitled to receive any amount paid-up thereon in priority to any distribution to the holders of the Ordinary Shares but after payment to the holders of the B Shares of all amounts owing thereto; and

(c) As regards voting, the holder of the A Share shall not be entitled to receive notice of or attend general meetings of the Company and shall not be entitled to vote at such meeting in respect of such A Share.

2.2 Notwithstanding any of the other provisions of these Articles, none of the following shall occur unless the holder of the A Share shall give its prior written consent thereto:


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(a)       any alteration to the Memorandum of Association of the Company or
          these Articles or any act, matter or omission in breach of, or contrary to the provisions of the Memorandum of Association of the Company or these Articles;

(b) the issue of any shares in the Company (including by way or rights, bonus or otherwise) and/or the grant of any option or right to acquire or subscribe for or call for the issue of the same or any securities convertible into shares of the Company whether by conversion, subscription or otherwise;

(c) the redemption or purchase by the Company of any share or the reduction of the share capital, or the passing of any resolution authorising the foregoing;

(d)       the variation of any rights attaching to the A Share;

(e)       the passing of any resolution to wind-up the Company; or

(f)       the creation of any indebtedness of the Company.

2.3 The B Shares shall entitle the holders thereof to the following rights (subject to the following restrictions):

(a)       as regards dividends:

          (i) the holders of the B Shares shall be entitled to be paid out of the profits available for distribution of the Company a fixed cumulative preferential dividend at the rate of 1 pence per share per annum (the "Preference Dividend");

          (ii) the Preference Dividend shall be payable in priority to any payment to the holders of any other shares of the Company or to the transfer of any sum to reserves;

          (iii) the Preference Dividend shall accrue from day to day and shall be payable half-yearly in equal amounts on 30th June and 31st December in each year (each a "Dividend Date") in respect of the half-year ending on those days. The first dividend payment shall be made on the first Dividend Date following issue in respect of the period commencing on and including the date of issue and ending on and including that date;

          (iv) the Company shall pay a further sum to each holder of the B Shares on the amount of Preference Dividend not paid within 14 days of the relevant Dividend Date at the rate (exclusive of any associated tax credit) of 2 per cent. per annum above the base lending rate of Barclays Bank PLC calculated on a daily basis from (but excluding) the Dividend Date to (and including) the date payment of such amount of the Preference Dividend is made, such further sum to be payable on the date of such payment;

          (v) the Preference Dividend payable on any Dividend Date and any further sum thereon or payable hereunder shall without any resolution of the Directors or of the Company in general meeting (and notwithstanding anything contained in these Articles) become a debt due from and immediately payable by the Company to the holders of the B Shares entitled thereto;

          (vi) where the Company has insufficient profits available for distribution and by reason of the Act is unable to pay in full on any Dividend Date any Preference Dividend or further sum payable to the holders of the B Shares the following provisions shall apply:

                    (A) on that Dividend Date the Company shall pay to such holders on account of the Preference Dividend and any further sum payable to the holders of


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                              the B Shares the maximum sum (if any) which can
                              then, consistently with the Act, be paid by the Company; and

                    (B) on every succeeding Dividend Date the Company shall pay to such holders on account of the balance of the Preference Dividend for the time being remaining outstanding and any further sum in respect thereof (so far as not already paid), and until such amounts are paid in full, the maximum sum (if any) which on each such succeeding Dividend Date respectively can, consistently with the Act, be paid by the Company such sum to be applied first in the payment of any such further sum payable pursuant to paragraph (iv);

          (vii) All references to dividends or payments in this Article 2.3(a) are exclusive of any associated tax credit;

          (viii) the Company shall procure that the audited accounts of the Company in respect of each financial year of the Company shall be delivered to shareholders not later than fourteen days prior to the Dividend Date next following the end of such financial year;

          (ix) the Company shall at the request at any time of the holders of not less than 5 per cent. of the B Shares then in issue promptly procure:

                    (A) a certificate or other determination by the auditors of the Company as to the amount of the profits of the Company available for distribution; and

                    (B) the preparation of interim accounts (within the meaning of section 270 of the Act).



(b) as regards capital, on a return of assets on a liquidation, reduction of capital or otherwise, the holders of the B Shares shall be entitled to receive an amount equal to L1000 per B Share together with a sum equal to any arrears and accruals of the Preference Dividend and any further sum payable in respect of the Preference Dividend or any redemption of the B Shares in each case calculated down to the date of the return of capital and to be payable whether or not such dividend or further sum has been declared or earned, in priority to any distribution to the holders of any other class of Share; and

(c) as regards voting, the holder of the B Shares shall not be entitled to receive notice of or attend general meetings of the Company and shall not be entitled to vote at such meeting in respect of such B Shares save where the Company is one month or more overdue in paying any sums owing to the holders of the B Shares, in which event, at any general meeting held at any time where such event remains applicable (or any adjournment thereof) the holders of the B Shares shall be entitled on a poll to one vote for each B Share held by them.

2.4 The following provisions shall, subject to the provisions of the Act, have effect with regard to the redemption of the B Shares:

          (i) the Company shall, on the earlier of (A) the date on which the Company disposes of its holding of shares in British Sky Broadcasting Group plc (the "BSkyB Shares") and (B) the date which falls six months after the date on which the B Shares are issued (the "Redemption Date"), redeem all of the B Shares then in issue (or, in the event that the Company disposes of only part of its holding of BSkyB Shares, such number of B Shares then in issue as may lawfully be redeemed with the net proceeds of sale of such BSkyB Shares);


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          (ii)      notice of redemption ("Redemption Notice") of any shares
                    to be redeemed pursuant to this Article 2.4 shall be given by the Company and must be in writing, identify the B Shares to be redeemed and name the place for payment of the redemption moneys and for delivery to the Company of the certificate relating to such shares;

          (iii) on the Redemption Date, the Company shall redeem the B Shares and the relevant holder of B Shares shall deliver to the Company at the place named by the Company in the Redemption Notice (and, if there is none, at the registered office of the Company) the certificate for his B Shares and upon such delivery and against the receipt of the shareholder for the redemption moneys payable in respect of his shares the Company shall pay to the shareholder the redemption moneys payable to him in respect of such redemption;

          (iv)      there shall be paid on each B Share redeemed:

                    (A)       the sum of L1000 per share;

                    (B) a sum equal to any arrears or accruals of the Preference Dividend to be calculated down to the Redemption Date (or otherwise as hereinafter provided) relating to such B Share; and

                    (C) a sum equal to any further amount payable in respect of any overdue Preference Dividend pursuant to Article 2.3(iv),

                    in each case, as may be relevant, to be calculated and payable whether or not such dividend, further amount or premium has been declared or earned.

          (v) as from the Redemption Date the Preference Dividend shall cease to accrue on the B Shares unless upon the presentation of the certificate (or indemnity) relating thereto the Company fails to make payment of the money due on such redemption in which case the Preference Dividend shall be deemed to have continued and shall continue to accrue from the Redemption Date to the date of payment;

          (vi) the Company shall be authorised to make a payment in respect of the redemption or purchase of any of its own shares otherwise than out of distributable profits of the Company or the proceeds of a fresh issue of shares to the extent permitted by law;

          (vii) to the extent that any B Shares remain outstanding and unredeemed after the completion by the Company of the disposal of its entire holding of BSkyB Shares and the redemption of such number of B Shares as may lawfully be redeemed in accordance with these Articles, the Company shall redeem such remaining B Shares for the aggregate sum of L0.01 and no further sum shall be payable on such B Shares, whether pursuant to this Article 2.4 or otherwise including, for the avoidance of doubt, any unpaid amounts of Preference Dividend and any interest otherwise payable in respect of the B Shares;

          (viii) if the Company fails for any reason to redeem the B Shares on the Redemption Date then an amount equal to interest at the rate 2 per cent. above Barclays Bank plc base rate calculated on a daily basis on the amount per B Share overdue for redemption shall be paid by the Company on eventual redemption for the period for which such sum or any part thereof is overdue;

          (ix) without limitation to Article 2.4(viii) where the Act requires the Company to redeem none or some only of the B Shares which would otherwise fall to be redeemed on the Redemption Date, the Company shall redeem such number of the B Shares as may lawfully be redeemed on such date and shall redeem, as soon


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                    thereafter as it shall be lawfully permitted so to do, the remaining number of the B Shares which would otherwise have fallen to be redeemed on that date;

          (x) any redemption of part only of the B Shares then in issue shall be effected so that the number of B Shares of each holder thereof to be redeemed shall be in the proportion as nearly as may be as the number of B Shares held by him at that date bears to the total number of B Shares in issue at that date;

          (xi) all references to payments in this Article 2.4 are exclusive of any associated tax credit.

2.5 Without prejudice to any other provision of these Articles and to any other modification or variation of the rights and privileges attaching to the B Shares, so long as any B Shares shall remain outstanding (and so that these rights shall attach to the B Shares as a separate class) none of the following shall occur unless the holders of three-quarters of the B Shares in issue at the relevant time consent in writing thereto:

          (i) any alteration to the Memorandum of Association of the Company or these Articles or any act, matter or omission in breach of, or contrary to, the provisions of the Memorandum of Association of the Company or these Articles;

          (ii) the redemption (other than in respect of the B Shares) or purchase by the Company of any shares or the reduction of the share capital, or any uncalled or unpaid liability in respect thereof, share premium account or capital redemption reserve of the Company (save for the purpose of redeeming any of the B Shares) or the passing of any resolution authorising any of the foregoing;

          (iii) the redemption of the B Shares otherwise than in accordance with Article 2.4;

          (iv)      any variation to the rights attaching to the B Shares;

          (v) the capitalisation of any undistributed profits of the Company (whether or not the same are available for distribution and including profits standing to any reserve) or any sum standing to the credit of the share premium account or capital redemption reserve of the Company;

          (vi) the creation or issue of any further shares ranking as regards participation in the profits or assets of the Company in priority to or pari passu with the B Shares or the grant of any option or right to acquire or call for the issue of the same by conversion, subscription or otherwise; and

          (vii) any distribution, payment or return to shareholders of a capital nature other than in respect of the B Shares.

2.6

(a) The Board shall not exercise, or permit the exercise of, any voting rights attaching to any shares or other securities held from time to time by the Company nor shall it appoint any proxy or corporate representative in respect thereof or transfer, or permit the transfer of, any such voting rights to any third party by any means whatsoever; or

(b) Neither the Board nor any holder of shares in the Company shall be permitted or authorised to make any shareholder decision required or desirable to be made in connection with any corporate action taken by any company in which the Company holds shares or other securities and, without limitation to the generality of the foregoing:


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          (i)       the Company shall not take up any rights arising from a
                    rights issue but shall request the company making such rights issue to sell such rights in the market for the benefit of the Company;

          (ii) the Company shall not accept any offer by such a company to purchase its shares or other securities;

          (iii) the Company shall not accept any takeover offer made in connection with any shares or securities held by it unless the person making such offer shall already have announced that it has received acceptances in respect of 50% or more of any relevant class of share or security in which event the Company shall accept such offer forthwith. If the Company is obliged to accept any such offer pursuant to this Article and the terms of the offer are such that the Company may decide whether to accept the consideration offered pursuant to the Offer (the "Offer Consideration") in the form of cash or securities, the Company shall accept the type of Offer Consideration which has the highest market value. The Company shall appoint an Expert to determine the market value of the Offer Consideration as soon as reasonably practicable following the date on which the Company becomes required to accept such offer and shall require the Expert to make its determination as soon as practicable thereafter and in any event by no later than the day before the date on which the Company is required to make its election pursuant to such offer;

          (iv) the Company shall not participate in any open offer made by such company whose shares or other securities it holds; and

          (v) the Company shall not make any election in respect of any reorganisation or reconstruction of any company whose shares or other securities it holds.

(c) The Company shall not sell, transfer or otherwise dispose of any shares or securities held from time to time by it to any holder of Ordinary Shares or any Affiliate thereof.



ISSUE OF SHARES

3

3.1 Subject to the provisions of the Act and the provisions of these Articles and without prejudice to any rights attached to any existing shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine.

3.2 Subject to the provisions of the Act, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder on such terms and in such manner as may be provided by the Articles.

3.3 The Company shall not be entitled to recognise any trusts in respect of any of the shares of the Company

SHARE CERTIFICATES

4 Every member, upon becoming the holder of any shares, shall be entitled without payment to one certificate for all the shares of each class held by him (and, upon transferring a part of his holding of shares of any class, to a certificate for the balance of such holding) or several certificates each for one or more of his shares upon payment for every certificate after the first of such reasonable sum as the Directors may determine. Every certificate shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up thereon. The Company shall not be bound to issue more than one certificate for shares held jointly


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          by several persons and delivery of a certificate to one joint holder shall be a sufficient delivery of all of them.

5 If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of the expenses reasonably incurred by the Company in investigating evidence as the Directors may determine but otherwise free of charge, and (in the case of defacement or wearing-out) on delivery up of the old certificate.

LIEN

6 The Company shall have a first and paramount lien on every share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares standing registered in the name of a person for all moneys presently payable by him or his estate to the Company in respect of such person's holding of shares whether such person is the sole registered holder of such shares or is one of two or more joint holders. The Company's lien, if any, on a share shall extend to all dividends payable thereon.

7 The Company shall sell, as if they were unissued shares, any shares on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen clear days after notice has been given to the holder of the share or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the shares may be sold.

8 To give effect to a sale the Directors shall authorise some person to execute an instrument of transfer of the shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee to the shares shall not be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

9 The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable, and any residue shall (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALLS ON SHARES AND FORFEITURE

10 Subject to the terms of allotment, the Directors shall make calls upon the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium) in accordance with the terms of issue of any such share and each member shall (subject to receiving at least fourteen clear days' notice specifying when and where payment is to be made) pay to the Company as required by the notice the amount called on his shares. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made.

11 A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

12 The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

13 If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call, or if no rate is fixed, at the appropriate rate (as defined by the Act) All expenses that may have been incurred by the Company by reason of such non-payment shall also be payable by such person.

14 An amount payable in respect of a share on allotment or at any fixed date, whether in respect of a nominal value or premium or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call.

15 If a call remains unpaid after it has become due and payable the Directors shall give to the person from whom it is due not less than fourteen clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

16 If the notice is not complied with any share in respect of which it was given shall, before the payment required by the notice has been made, be forfeited by a resolution of the Directors and the forfeiture shall include all dividends or other moneys payable in respect of the forfeited share and not paid before the forfeiture.

17 Subject to the provisions of the Act, a forfeited share shall be soldto any other person Where for the purposes of its disposal a forfeited share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the share to that person.

18 A person any of whose shares have been forfeited shall cease to be a member in respect of them and shall surrender to the Company for cancellation the certificate for the shares forfeited but shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of those shares with interest at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the appropriate rate (as defined in the Act) from the date of forfeiture until payment.

19 A statutory declaration by a Director or the secretary that a share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share and the declaration shall (subject to the execution of an instrument of transfer if necessary) constitute a good title to the share and the person to whom the share is disposed of shall not be bound to see to the application of the consideration, if any, nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the forfeiture or disposal of the share.

TRANSFER OF SHARES

20 The instrument of transfer of a share may be in any usual form and shall be executed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee.

21 The Directors shall refuse to register the transfer of a share which is not fully paid to a person of whom they do not approve and they shall refuse to register the transfer of a share on which the company has a lien. They shall also refuse to register a transfer unless:

(a) it is lodged at the office or at such place as the Directors may appoint and is accompanied by the certificate for the shares to which it relates and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

(b)       it is in respect of only one class of shares; and

(c)       it is in favour of not more than four transferees.

22 The Directors shall refuse to register the transfer of the A Share unless the transferee of the A Share shall have provided to the Directors such documentation as the Directors may reasonably require to evidence that the Exchangeable Note has been transferred by the same transferor to the same transferee in accordance with the terms of the Exchangeable Note.

23 If the Directors refuse to register a transfer of a share, they shall within two months after the date on which the transfer was lodged with the Company send to the transferee notice of the refusal.

24 The registration of transfers of shares or of transfers of any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the Directors may determine.

25 No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

26 The Company shall be entitled to retain any instrument of transfer which is registered, but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

TRANSMISSION OF SHARES

27 If a member dies the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest, but nothing herein contained shall release the estate of a deceased member from any liability in respect of any share which had been jointly held by him.

28 A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as the Directors may properly require, elect either to become the holder of the share or to have some person nominated by him registered as the transferee. If he elects to become the holder he shall give notice to the Company to that effect. If he elects to have another person registered, he shall execute an instrument of transfer of the share to that person. All the articles relating to the transfer of shares shall apply to the notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member had not occurred.

29 A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall have the rights to which he would be entitled if he were the holder of the share, except that he shall not, before being registered as the holder of the share, be entitled in respect of it to attend or vote at any meeting of the Company or at any separate meeting of the holders of any class of shares in the Company.

ALTERATION OF SHARE CAPITAL

30        The Company may by ordinary resolution:

(a) increase its share capital by new shares of such amount as the resolution prescribes;

(b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c) subject to the provisions of the Act, sub-divide its shares, or any of them, into shares of smaller amount and the resolution may determine that, as between the shares resulting from the sub-division, any of them may have any preference or advantage as compared with the others; and

(d) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

31 Whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those members, sell the shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Act, the company) and distribute the net proceeds of sale in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the direction of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

32 Subject to the provisions of the Act and these Articles, the Company may by special resolution reduce its share capital, any capital redemption reserve and any share premium account in any way.

GENERAL MEETINGS

33 All general meetings other than annual meetings shall be called extraordinary general meetings.

34 The Directors may call general meetings and, on the requisition of members pursuant to the provisions of the Act, shall forthwith proceed to convene an extraordinary general meeting for a date not later than eight weeks after receipt of the requisition. If there are not within the United Kingdom sufficient Directors to call a general meeting, any Director or member of the Company may call a general meeting.

NOTICE OF GENERAL MEETINGS

35 An annual general meeting and an extraordinary general meeting called for the passing of a special resolution or a resolution appointing a person as a director shall be called by at least twenty-one clear days' notice. All other extraordinary general meetings shall be called by at least fourteen clear days' notice but a general meeting may be called by shorter notice if it is so agreed:

(a) in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b) in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent in nominal value of the shares giving that right.

          The notice shall specify the time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such.

36 The notice and any other communication relating to the annual general meeting or an extraordinary general meeting, shall be given to all members, to all persons entitled to a share in consequence of the death or bankruptcy of a member, to each of the Directors of the Company and to any alternate Directors and to the Auditors. Directors and alternate Directors shall be entitled, whether or not they are members of the Company, to attend and speak at any such meeting.

37 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

PROCEEDINGS AT GENERAL MEETINGS

38 No business shall be transacted at any general meeting (including any adjournment thereof) unless a quorum of members is present at the time when the meeting proceeds to business and throughout the meeting. One member present in person or by proxy, shall be a quorum for all purposes. A corporation being a member shall be deemed for the purpose of these Articles to be present in person if represented by a proxy or in accordance with the provisions of the Act.

39 If such a quorum is not present within half an hour from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting shall stand adjourned to the same day in the next week at the same time and placeand if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the meeting shall be dissolved.

40 The chairman, if any, of the Board or in his absence some other Director nominated by the Directors shall preside as chairman of the meeting, but if neither the chairman nor such other Director (if any) be present within fifteen minutes after the time appointed for holding the meeting and willing to act, the Directors present shall elect one of their number to be chairman and, if there is only one Director present and willing to act, he shall be chairman.

41 If no Director is willing to act as chairman, or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present and entitled to vote shall choose one of their number to be chairman.

42 A Director and an alternate Director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

43 The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at an adjourned meeting other than business which might properly have been transacted at the meeting had the adjournment not taken place. When a meeting is adjourned for fourteen days or more, at least seven clear days' notice shall be given specifying the time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any such notice.

44 A resolution put to the vote of a meeting shall be decided on a show of hands unless before, or on the declaration of the result of the show of hands, a poll is duly demanded. Subject to the provisions of the Act, a poll may be demanded:

(a)       by the chairman; or

(b)       by any member present in person or by proxy.

45 Unless a poll is duly demanded a declaration by the chairman that a resolution has been carried or carried unanimously, or by a particular majority, or lost, or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

46 The demand for a poll may, before the poll is taken, be withdrawn but only with the consent of the chairman and a demand so withdrawn shall not be taken to have invalidated the result of a show of hands declared before the demand was made.

47 A poll shall be taken as the chairman directs and he may appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

48 In the case of an equality of votes, whether on a show of hands or on a poll, the chairman shall be entitled to a casting vote in addition to any other vote he may have.

49 A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken either forthwith or at such time and place as the chairman directs not being more than thirty days after the poll is demanded. The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the poll was demanded. If a poll is demanded before the declaration of the result of a show of hands and the demand is duly withdrawn, the meeting shall continue as if the demand had not been made.

50 No notice need be given of a poll not taken forthwith if the time and place at which it is to be taken are announced at the meeting at which it is demanded. In any other case at least seven clear days' notice shall be given specifying the time and place at which the poll is to be taken.

51 A resolution in writing expressed to be an ordinary, extraordinary, special, elective or other resolution signed by or on behalf of all the members of the Company who would be entitled to receive notice of and to attend and vote on such a resolution if it were to be proposed at a general meeting or any separate meeting of the holders of any class of shares of the Company shall, subject to any restrictions contained in the Act, be as valid and effectual as if it had been passed at such a meeting duly convened and held.

VOTES OF MEMBERS

52 Subject to any rights or restrictions attached to any class or classes of shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative, not being himself a member entitled to vote and every person present as a proxy for a member or members shall have one vote and on a poll every member present in person or by proxy shall have one vote for every share in the capital of the Company of which he is the holder.

53 In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and seniority shall be determined by the order in which the names of the holders stand in the register of members.

54 A member in respect of whom an order has been made by any court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote, whether on a show of hands or on a poll, by his receiver, curator bonis or other person authorised in that behalf appointed by that court, and any such receiver, curator bonis or other person may, on a poll, vote by proxy. Evidence to the satisfaction of the

          Directors of the authority of the person claiming to exercise the right to vote shall be deposited at the office, or at such other place as specified in accordance with these Articles for the deposit of instruments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.

55 No member shall vote at any general meeting or at any separate meeting of the holders of any class of shares in the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

56 No objection shall be raised to the qualification of any vote except at the meeting or adjourned meeting at which the vote objected to is tendered, and every vote not disallowed at the meeting shall be valid. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

57 On a poll votes may be given either personally or by proxy. A member may appoint more than one proxy to attend on the same occasion.

58 The appointment of a proxy shall be executed by or on behalf of the appointor and shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve):

                                    Limited
          I/We,              , of            , being a member/members of the
          above-named company, hereby appoint              of            , or
          failing him,               of           , as my/our proxy to vote in
          my/our name(s) and on my/our behalf at the annual/extraordinary
          general meeting of the company to be held            on
          20  , and at any adjournment thereof.

          Signed on              20  .

59 Where it is desired to afford members an opportunity of instructing the proxy how he shall act the appointment of a proxy shall be in the following form (or in a form as near thereto as circumstances allow or in any other form which is usual or which the Directors may approve):

                                    Limited
          I/We,              , of            , being a member/members of the
          above-named company, hereby appoint              of            , or
          failing him,               of           , as my/our proxy to vote in
          my/our name(s) and on my/our behalf at the annual/extraordinary
          general meeting of the company to be held            on
          20  , and at any adjournment thereof.
          This form is to be used in respect of the resolutions mentioned below as follows:

                    Resolution No.1 *for *against
                    Resolution No.2 *for *against
                    * Strike out whichever is not desired.

          Unless otherwise instructed, the proxy may vote as he thinks fit or abstain from voting.

         Signed this             day of              20  .

60 The appointment of a proxy (and, in the case of an appointment in writing signed on behalf of the appointor by an attorney, the letter or power of attorney or a duly certified copy thereof) must either be delivered at such place or one of such places (if any) as may be specified for that purpose (or in the case of an appointment contained in an electronic communication to the number or address which has been specified by the Company for the purpose of receiving electronic communications) in or by way of note to the notice convening the meeting (or, if no place is so specified, at the registered office) not less than 2 hours before the time appointed for holding the meeting or adjourned meeting or (in the case of a poll taken otherwise than at or on the same day as the meeting or adjourned meeting) for the taking of the poll at which it is to be used or be delivered to the Secretary (or the chairman of the meeting) on the day and at the place of, but in any event before the time appointed for holding the meeting or adjourned meeting or poll. An appointment of proxy may be in the form of an electronic communication and shall, unless the contrary is stated thereon, be valid as well for any adjournment of the meeting as for the meeting to which it relates. An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been so delivered for the purposes of any meeting shall not require again to be delivered for the purposes of any subsequent meeting to which it relates. A member present at a meeting by proxy shall be entitled to speak at the meeting.

61 A vote given or poll demanded by proxy or by the duly authorised representative of a corporation shall be valid notwithstanding the previous determination of the authority of the person voting or demanding a poll unless notice of the determination was received by the Company at the office or at such other place at which the instrument of proxy was duly deposited or, where the appointment of the proxy was contained in an electronic communication, at the address at which such appointment was duly received before the commencement of the meeting or adjourned meeting at which the vote is given or the poll demanded or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll.

NUMBER OF DIRECTORS

62 Unless otherwise determined by ordinary resolution of the Company, the number of Directors shall not be subject to any maximum but shall be not less than one in number.

ALTERNATE DIRECTORS

63 Any Director (other than an alternate Director) may appoint any other person willing so to act to be an alternate Director and may remove from office an alternate Director so appointed by him. Any such appointment or removal shall take effect only when received at the registered office of the Company or, where effected by an electronic communication, upon receipt at the number or address which has been specified by the Company for the purpose of receiving electronic communications.



64 An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointor is a member, to attend and vote at any such meeting at which the Director appointing him is not personally present, and generally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as an alternate Director.

65 An alternate Director shall cease to be an alternate Director if his appointor ceases to be a Director.

66 Any appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors.

67 Save as otherwise provided in the Articles, an alternate Director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to be the agent of the Director appointing him.

POWERS OF DIRECTORS


68 Subject to the provisions of the Act, the memorandum and the Articles and to any directions given by special resolution, the Directors may only manage the business of the Company and exercise the powers of the Company to the extent required or permitted pursuant to any agreements executed by the Company on or prior to the date of adoption of these Articles (other than the memorandum) or to the extent such management or exercise would not result in the Company ceasing to constitute a Qualifying Special Purpose Entity pursuant to the United States Financial Accounting Standards Board Statement of Financial Accounting Standards No. 140. No alteration of the memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the Directors by the Articles and a meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

DELEGATION OF DIRECTORS' POWERS

69 The Directors may delegate any of their powers to any committee consisting of one or more Directors. They may also delegate to any managing Director or any Director holding any other executive office such of their powers as they consider desirable to be exercised by him. Any such delegation may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and may be revoked or altered. Subject to any such conditions, the proceedings of a committee with two or more members shall be governed by the Articles regulating the proceedings of Directors so far as they are capable of applying.

APPOINTMENT AND RETIREMENT OF DIRECTORS

70 The immediate holding company (if any) for the time being of the Company may appoint any person to be a Director or remove any Director from office. Any such appointment or removal shall be in writing and signed by or on behalf of the said holding company and shall take effect upon receipt at the registered office of the Company or by the Secretary.

71 While the Company is a subsidiary, the Board shall have power to appoint any person to be a Director either to fill a casual vacancy or as an addition to the existing Directors, subject to any maximum for the time being in force, and any Director so appointed shall (subject to Article 74) hold office until he is removed pursuant to
          Article 70.

72 No person shall be ineligible for appointment or reappointment as a Director at any time by reason of his age.

73 The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

74        The office of a Director shall be vacated if:

(a) he ceases to be a Director by virtue of any provision of the Act or he becomes prohibited by law from being a Director; or

(b) he becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(c)       he is, or may be, suffering from mental disorder and either:

          (i) is admitted to hospital in pursuance of an application for admission for treatment under the Mental Health Act 1983 or, in Scotland, an application for admission under the Mental Health (Scotland) Act 1960, or

          (ii) an order is made by a court having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder for his detention or for the appointment of a receiver, curator bonis or other person to exercise powers with respect to his property or affairs; or

(d)       he resigns his office by notice to the Company; or

(e) he shall for more than six consecutive months have been absent without permission of the Directors from meetings of Directors held during that period and the Directors resolve that his office be vacated unless he shall have appointed an alternate Director who has not been similarly absent during such period; or

(f) any disqualification order is made against him under the Company Directors Disqualification Act 1986.


REMUNERATION OF DIRECTORS

75 The Directors shall be not be entitled to receive any remuneration by way of Directors fees.

DIRECTORS' EXPENSES

76 The Directors (including alternate Directors) may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors or general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

DIRECTORS' APPOINTMENTS AND INTERESTS

77 Subject to the provisions of the Act, and provided that he has disclosed to the Directors the nature and extent of any material interest of his, a Director notwithstanding his office:

(a) may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise interested;

(b) may be a Director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the Company is otherwise interested; and

(c) shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

78        For the purposes of Article 77:

(a) a general notice given to the Directors that a Director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the Director has an interest in any such transaction of the nature and extent so specified; and

(b) an interest of which a Director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

PROCEEDINGS OF DIRECTORS

79 Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. A Director may, and the secretary at the request of a Director shall, call a meeting of the Directors.

          Each of the Directors or their respective alternate Directors appointed in accordance with these Articles shall be entitled to not less than 7 clear days' notice of any meeting of the Board or any committee of the Directors and such notice shall specify the general nature of the business to be considered at such meeting. Notices may be given by electronic communications and each Director and alternate Director shall notify the Company from time to time of his number or address for the purpose of receiving electronic communications. Where a Director or alternate Director is resident abroad, notices of Board Meetings or Meetings of Committees of the Board shall be sent to him at his last known address or any other address given by him to the Company for this purpose. In the event of failure to give such notice, the relevant meeting shall be deemed to be inquorate unless the Directors absent from such meeting waive the requirement to receive 7 clear days' notice thereof.

80 Questions arising at a meeting shall be decided by a majority of votes. A Director who is also an alternate Director shall be entitled in the absence of his appointor to a separate vote on behalf of his appointor in addition to his own vote.

81 The quorum for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed at any other number shall be two provided that if there shall only be one Director in office at any particular time, there shall be no quorum requirement. Whenever the number of Directors for the time being in office shall be one, a sole Director shall have authority to exercise all the powers and discretions by these Articles expressed to be vested in the Board generally. A person who holds office only as an alternate Director shall, if his appointor is not present, be counted in the quorum.

82 For the purpose of determining whether a quorum of the Board exists for the transaction of the business of the Board and without prejudice to the foregoing provisions of these Articles:

(a) in the case of a resolution agreed by Directors in telephonic communications or in video conference with one another, all such Directors shall be counted in the quorum and any resolution so agreed shall be as valid and effective as if passed at a meeting of the Board duly convened and held;

(b) in the case of a meeting of the Board, in addition to the Directors present at the meeting, any Director in telephonic communication with such meeting or taking part by way of video conference shall be counted in the quorum and entitled to vote;

(c) any person attending a meeting of the Board, or in telephonic communication with such a meeting or taking part by way of video conference, who is both a Director and is acting as an alternate Director or a person who is acting as an alternate Director for two or more of the Directors shall, for the purposes of the quorum, be counted as one for each such person for whom he is acting as an alternate Director and, if applicable, as one as a Director and for the purposes of this Article a Director shall be treated as in telephonic communication or in video conference with the meeting if by means of a conference telephone, video conference equipment or similar communications equipment all persons participating in the meeting can hear each other.

83 The Directors may appoint one of their number to be the chairman of the Board and may at any time remove him from that office. Unless he is unwilling to do so, the Director so appointed shall preside at every meeting of Directors at which he is present. But if there is no Director holding that office, or if the Director holding it is unwilling to preside or is not present within five minutes after the time appointed for the meeting, the Directors present may appoint one of their number to be chairman of the meeting. In the case of an equality of votes at a meeting of the Directors, the chairman shall have a second or casting vote.

84 All acts done by a meeting of Directors, or of a committee of Directors, or by a person acting as a Director shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any Director or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a Director and had been entitled to vote.

85 A resolution in writing signed by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors; but a resolution signed by an alternate Director need not also be signed by his appointor and, if it is signed by a Director who has appointed an alternate Director, it need not be signed by the alternate Director in that capacity.

85.1 Any resolution in writing for the purposes of section 381A of the Act or Article 51 or Article 85 (or any part thereof) may consist of several documents in the like form each signed by or on behalf of one or more of the members or directors (as appropriate) and any such document may be in the form of a telex, facsimile or in any other legible form sent by any other similar method of transmission or by electronic communications. Where electronic communications are used, no signature is necessary, subject to any terms and conditions the Board may decide. Unless the contrary shall be proved, any such document shall be deemed to be duly and validly signed by the person or persons purporting to sign the same and whose name appears in the text as the person signing the same and signature in the case of a body corporate which is a member shall be sufficient if made by a director thereof or its duly authorised representative.

85.2      A copy of any written resolution proposed to be made pursuant to section 381A of the Act shall be provided to the Auditors in accordance with section 381B of the Act.

86 Any provision of these Articles inconsistent with the terms of any elective resolution passed pursuant to section 379A of the Act shall cease to have effect whilst and so long as such elective resolution has effect.

87 A Director (including an alternate Director) may, provided that he has duly declared his interest therein, be interested directly or indirectly in any contract or arrangement or in any proposed contract or arrangement with the Company or with any other company in which the Company may be interested and he may receive and retain for his own benefit all profits and advantages accruing to him in respect thereof. Provided that he has duly declared his interest therein, a Director may, notwithstanding his interest, vote on any contract, arrangement or matter in which he is interested and be taken into account in determining a quorum at any meeting at which the same is considered.

88 If a question arises at a meeting of Directors or of a committee of Directors as to the right of a Director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any Director other than himself shall be final and conclusive.

SECRETARY

89 Subject to the provisions of the Act, the secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any secretary so appointed may be removed by them.

MINUTES

90 The Directors shall cause minutes to be made in books kept for the purpose:

(a)       of all appointments of officers made by the Directors; and

(b) of all proceedings at meetings of the Company, of the holders of any class of shares in the Company, and of the Directors, and of committees of Directors, including the names of the Directors present at each such meeting.

THE SEAL

91 The Company need not have a common seal. Whether or not the Company has a common seal a document signed by a Director and the secretary of the Company, or by two Directors of the Company, and expressed (in whatever form of words) to be executed by the Company shall have the same effect as if executed under the common seal of the Company.

92 A document executed by the Company, which makes it clear on its face that it is intended by the person or persons making it to be a deed shall have effect as a deed, in accordance with section 36A(5) of the Act.

DIVIDENDS

93 Subject to the provisions of the Act, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the Directors. The Directors shall always recommend the payment of the maximum dividend permitted by the Act.

94 Subject to the provisions of the Act, the Directors shall pay interim dividends forthwith after the Company receives any income if, at the time of such receipt the Company has sufficient distributable profits to pay a dividend in accordance with the provisions of the Act and the Company has sufficient assets to meet all of its obligations at such time.

95 Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

96 A general meeting declaring a dividend may, direct that it shall be satisfied wholly or partly by the distribution of assets and, where any difficulty arises in regard to the distribution, the Directors shall settle the same and in particular may issue fractional


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          certificates and fix the value for distribution of any assets and may determine that cash shall be paid to any member upon the footing of the value so fixed in order to adjust the rights of members and may vest any assets in trustees provided that no such distribution of assets shall be permitted where the assets proposed to be distributed comprise shares or other securities representing 10% or more of the voting rights of the relevant class of such shares or securities.

97 Any dividend or other moneys payable in respect of a share may be paid by cheque sent by post to the registered address of the person entitled or, if two or more persons are the holders of the share or are jointly entitled to it by reason of the death or bankruptcy of the holder, to the registered address of one of those persons or to such person and to such address as the person or persons entitled may in writing direct. Every cheque shall be made payable to the order of the person or persons entitled or to such other person as the person or persons entitled may in writing direct and payment of the cheque shall be a good discharge to the Company. Any joint holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share.

98 No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

99 Any dividend which has remained unclaimed for twelve years from the date when it became due for payment shall, if the Directors so resolve, be forfeited and cease to remain owing by the Company.

ACCOUNTS

100 No member shall (as such) have any right of inspecting any accounting records or other book or document of the Company except as conferred by statute or authorised by the Directors or by ordinary resolution of the Company.


NOTICES

101 Any notice to be given to or by any person pursuant to the Articles (other than a notice calling a meeting of the Directors) shall be in writing or shall be given using electronic communications to an address for the time being notified for that purpose to the person giving the notice. In this regulation "address", in relation to electronic communications, includes any number or address used for the purposes of such communications.

102 The Company may give any notice or other document (including a share certificate) to a member either personally or by sending it by post in a prepaid envelope addressed to the member at his registered address as appearing in the Register of Members or by delivering it to or leaving it at that address addressed as aforesaid, or by fax (except for share certificates) to a fax number notified by the member in writing or by electronic communications (except for share certificates) to a number or address used for the purpose of such communications notified by the member in writing or by any other means provided such other means have been authorised in writing by the member concerned. In the case of joint holders of a share, service or delivery of any notice or other document on or to one of the joint holders shall for all purposes be deemed a sufficient service on or delivery to all the joint holders.

103 A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.


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104       Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the Register of Members, has been duly given to a person from whom he derives his title.

105 Proof that an envelope containing a notice was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given. Proof that a notice contained in an electronic communication was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that the notice was given. A notice shall be deemed to be given at the expiration of 48 hours after the envelope containing it was posted. Any notice or other document served or delivered personally as set out in Article 112 shall be deemed to have been duly served or delivered on the day of service or delivery. Any notice or other document served or delivered by fax or by electronic communications shall be deemed to have been duly served or delivered at the time it was sent. Any notice or other document served or delivered in accordance with these Articles shall be deemed duly served or delivered notwithstanding that the member is then dead or bankrupt or insolvent or otherwise under any legal disability or incapacity and whether or not the Company had notice thereof.

106 A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description at the address, if any, within the United Kingdom supplied for that purpose by the persons claiming to be so entitled. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

107 Notice of every general meeting and every meeting of the holders of any class of shares of the Company shall be given in any manner authorised by or under these Articles to all relevant members other than those who, under the provisions of these Articles or the terms of issue of the shares they hold, are not entitled to receive such notices from the Company, provided that if any member in writing waives notice of any meeting either prospectively or retrospectively it shall be no objection to the validity of such meeting that notice was not given to him.

108 Any notice or other document to be sent or delivered to the Company may be sent or delivered by fax to the fax number notified by the Company in its communications to members for this purpose or by electronic communications to a number or address notified by the Company in its communications to members for this purpose. If a notice or document is sent by fax or by electronic communications, it is treated as being delivered at the time it was received.

WINDING UP

109 If the Company is wound up, the liquidator may, with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act, divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator may, with the like sanction, vest the whole or any part of the assets in trustees upon such trusts for the benefit of the members as he with the like sanction determines, but no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

110 Every Director or other officer of the Company shall be entitled to be indemnified out of the assets of the Company against all costs, charges, losses, expenses and liabilities which he may sustain or incur in or about the execution of the duties of his office or otherwise in relation thereto, including any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour or in which he is acquitted or in connection with any application under section 727 of the Act in which relief is granted to him by the Court, and any loss, damage or misfortune which may happen or be incurred by the Company in the execution of the duties of his office or in relation thereto. But this Article shall only have effect insofar as its provisions are not avoided by section 310 of the Act.

INSURANCE

111 Without prejudice to the provisions of Article 118, the Directors shall have power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time Directors, officers, employees or auditors of the Company, or of any other company in which the Company or any of the predecessors of the Company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary of the Company or of any such other company, or who are or were at any time trustees of any pension fund in which employees of the Company or of any such other company or subsidiary are interested, including, (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution and/or discharge of their duties and/or in the exercise or purported exercise of their powers and/or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary or pension fund.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

112 Any one of the directors or the secretary for the time being of any corporation which is a member of the Company, or any other person appointed by resolution of the directors or other governing body of such corporation, may (subject to the articles of association of that corporation) act as its representative at any meeting of the Company or any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual member of the Company. For the purposes of these Articles, any corporation represented at a meeting of the Company by a representative authorised as aforesaid shall be deemed to be a member present in person at such meeting. Notice given to the Company of the appointment of a representative to act on behalf of any corporation at a meeting of the Company or of any class of members thereof may be sent by fax or by electronic communications and shall be given in accordance with the provisions of Article 62.

REPRESENTATIVES


113 Any person who is a member and who is also acting as the representative or proxy of a member or members or a person who is not a member and who is acting as the representative or proxy of two or more members or a person who is not a Director acting as an alternate Director for two or more Directors or who is a Director and who acts as an alternate Director may sign a written resolution of the members or the Directors (as the case may be) in more than one capacity and he shall have one vote for every member and every Director for whom he so acts (as the case may be) (in addition to his own vote if he is also a member or Director as the case may be), and he shall not be obliged to act in the same manner or to vote for or against such resolution in respect of each capacity in which he acts, but such a person who attends a general meeting or a meeting of the holders of any class of shares of the Company shall be counted once for each capacity in which he acts for the purpose of determining whether the quorum for the transaction of the business of such meeting exists.